Exhibit 10.1

NOVATOR CAPITAL SPONSOR LTD.

C/O NOVATOR PARTNERS LLP

25 PARK LANE,

MAYFAIR, LONDON W1K 1RA

UNITED KINGDOM

February 7, 2023

Better HoldCo, Inc.

175 Greenwich St, 59th Floor

New York, NY 10007

Attention: Vishal Garg

Email: vgarg@better.com

Aurora Acquisition Corp.

20 North Audley Street

London W1K 6LX

United Kingdom

Attention: Khurram Kayani

Email: Khurram@novatorcapital.com

Re:      Second Letter Agreement

Ladies and Gentlemen:

We refer to (i) that certain Agreement and Plan of Merger, by and among, Better HoldCo, Inc., a Delaware corporation (the “Company”), Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (“Aurora”), and Aurora Merger Sub I, Inc., a Delaware corporation, dated as of May 10, 2021 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), (ii) that certain Bridge Note Purchase Agreement, dated as of November 29, 2021 (as amended, modified or supplemented from time to time in accordance with its terms, the “Note Purchase Agreement”), by and among the Company, Aurora, SB Northstar LP, a Cayman Islands exempted limited partnership (“SB”), and Novator Capital Sponsor Ltd., a Cyprus limited liability company (“Novator”), pursuant to which the Company issued to SB and Novator certain promissory notes (the “Notes”), and (iii) that certain Letter Agreement, dated as of August 26, 2022 (the “August 2022 Letter Agreement”), by and among the Company, Aurora and Novator. All capitalized terms not defined in this letter agreement (this “Letter Agreement”) will have the meanings set forth in the Note Purchase Agreement and the August 2022 Letter Agreement.

Pursuant hereto, the Company, Novator and Aurora, as applicable, hereby agree as follows:

1.            Aurora Extension. The Company and Aurora agree to use reasonable best efforts to (i) obtain approval for the Extension Proposal (as defined in the Definitive Proxy Materials of Aurora to be filed on or about the date hereof), (ii) to cause Aurora to maintain any applicable net tangible asset requirements set forth in its articles of association and continued listing requirements for Nasdaq or a comparable alternative exchange, and (iii) to extend the Agreement End Date (as defined in the Merger Agreement) to September 30, 2023 prior to the approval of the Extension Proposal, and to further extend such date to March 30, 2024 if necessary to provide sufficient time for the transactions contemplated by the Merger Agreement to be consummated.

2.            Interim Expense Reimbursement Amendment. The Company and Aurora hereby agree that the third and final payment of the Acquiror Interim Expenses (as defined in the Merger Agreement) up to $3,750,000 is to be paid to on April 1, 2023, and shall include any such expenses incurred through the date of such payment. Such payment will otherwise be paid by the Company in accordance with the Merger Agreement upon receipt by the Company of reasonable documentation of such Acquiror Interim Expenses.

3.            Additional Expense Reimbursement. In addition to any reimbursement contemplated by the Merger Agreement, the Company, Aurora and Novator hereby agree that (i) the Company will reimburse Aurora for one-half of its reasonable and documented fees and expenses in connection with regulatory matters arising out of or relating to the transactions contemplated by the Merger Agreement on or after the date hereof up to an aggregate sum payable by the Company not to exceed $2,500,000 (the “Additional Expense Reimbursement”). The Additional Expense Reimbursement shall be paid by the Company in two (2) payments, to be paid on each of June 1, 2023 and September 1, 2023, neither of which shall individually be greater than $1,250,000, and in each case subject to receipt by the Company of reasonable documentation of such expenses. All reimbursement payments due under this Section 3 shall be paid in full in accordance with the terms hereof, without deduction of taxes or other fees which may be imposed by any governmental authority or other person and shall be in U.S. dollars in immediately available funds in accordance with the wire instructions submitted by Aurora to the Company by no later than five (5) business days before any payment date.

4.            Conversion Rate.

(a)            The Company confirms that it has received the Requisite Consent contemplated by Section 2(a) of the August 2022 Letter Agreement, and that such consent is in force and effect. Accordingly, the Notes held by Novator are convertible in accordance with the Exchange, as contemplated by the August 2022 Letter Agreement. This Letter Agreement does not otherwise amend the terms of the Exchange, which remain in full force and effect.

(b)            Subject to receipt by the Company of the affirmative vote of a majority of the holders of Registrable Securities (as such term is defined in the Eighth Amended and Restated Investors Rights Agreement, dated as of November 2, 2020, by and among the Company and the investors party thereto) (the “Second Requisite Consent”), the Company hereby agrees that, on or before the Maturity Date (as may be extended from time to time), if the Mergers have not been consummated, then Novator shall be entitled (at its option and without limiting its rights under the Note Purchase Agreement and the Notes) to exchange all or a portion of its $100 million aggregate principal amount of Notes, (x) for a number of newly issued shares of the Company Series D Equivalent Preferred Stock at a conversion price that represents a 50% discount to the Pre-Money Valuation (as defined below) or (y) for a number of shares of the Company’s Class B common stock at a price per share that represents a 75% discount to the Pre-Money Valuation (as defined below) (subclauses (x) and (y), the “Second Exchange Right”). For purposes of this Section 4(b), the term “Pre-Money Valuation” means the $6.9 billion pre-money equity valuation of the Company based on the aggregate amount of fully diluted shares of Company common stock on an as-converted basis (excluding, for the avoidance of doubt, the Exchange or the Second Exchange Right or any conversion of the Notes) as of the date the Second Exchange Right is effective.

(c)            The Company represents and covenants that the shares of Company Series D Equivalent Preferred Stock or Class B Common Stock, when issued pursuant to the Second Exchange Right, will be duly authorized, fully paid, and non-assessable. Upon consummation of the Second Exchange Right, all outstanding amounts under such Notes will automatically be deemed satisfied and discharged in full, and such Notes will be no longer be outstanding and will be cancelled, extinguished and retired and the holder thereof will cease to have any rights with respect thereto, except for the express rights to receive the Company Series D Equivalent Preferred Stock or Class B Common Stock, as applicable, in the Second Exchange Right.

(d)            The Company agrees to use reasonable best efforts to obtain the Second Requisite Consent as promptly as possible following the date of this Letter Agreement, and in any event, prior to the Maturity Date (as may be extended from time to time).

5.            Miscellaneous. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction. Sections 10.1, 10.2, 10.5, 10.6, 10.8, 10.9, 10.10, 10.11, 10.14-10.19 of the Note Purchase Agreement are hereby incorporated by reference mutatis mutandis herein.

[Signature page to follow]

Sincerely,

NOVATOR CAPITAL SPONSOR LTD.

By:	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

The above provisions of this Letter Agreement are hereby accepted and agreed as of the date hereof.

BETTER HOLDCO, INC.

		By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Chief Executive Officer

AURORA ACQUISITION CORP.

		By:	/s/ Arnaud Massenet
Name: Arnaud Massenet
Title: Chief Executive Officer

[Signature Page to Letter Agreement]